Exhibit 10.23

FORM OF OMNIBUS Waiver and AMENDMENT AGREEMENT

This Omnibus Waiver and Amendment Agreement (this “Agreement”), dated as of March 30, 2025, is by and among AYRO, Inc., a Delaware corporation (the “Company”), and each investor listed on the signature page attached hereto (collectively, the “Investors”).

WITNESSETH

Whereas, the Company and the Investors are party to that certain Securities Purchase Agreement, dated as of August 7, 2023 (the “Purchase Agreement”), pursuant to which the Company issued to the Investors shares of the Company’s H-7 Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), the terms of which are set forth in the Certificate of Designations for the Series H-7 Convertible Preferred Stock (as amended, the “Certificate of Designations”), and warrants (the “Warrants,” and, together with the Purchase Agreement and the Certificate of Designations, the “Transaction Documents”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the undersigned constitute the Required Holders pursuant to each of the Transaction Documents; and

WHEREAS, the Company and the Investors desire to amend certain provisions of the Certificate of Designations and the Purchase Agreement and to waive certain provisions of the Transaction Documents.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement.

2.	Amendment to the Certificate of Designations. The parties hereto hereby agree to amend the rights of the Preferred Stock as set forth in the Amendment to the Certificate of Designations attached as Exhibit A hereto (the “Amendment”). Upon the effectiveness of this Agreement, the Company shall promptly file the Amendment and provide a copy thereof to each Investor promptly after such filing.

3.	Waiver of the Certificate of Designations.

(a)	The parties hereto hereby agree that any failure of the Company to deposit an amount equal to $10,000,000 from the proceeds received by the Company from the sale of the Preferred Shares into a newly established segregated deposit account of the Company pursuant to Section 15(q) of the Certificate of Designations, is hereby waived effective as of December 31, 2024, and as of the date hereof. In addition, the Investors hereby waive any breach or violation of Certificate of Designations resulting from such failure, effective as of December 31, 2024, and as of the date hereof.

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(b)	The Investor hereby agrees to waive any right such Investor is otherwise entitled to pursuant the Certificate of Designations as a result of the Floor Price exceeding the Installment Conversion Price during any applicable Installment Conversion Price Measuring Period, including, without limitation, such Investor’s rights or remedies in connection with a Conversion Floor Price Condition, effective as of December 31, 2024, and as of the date hereof.

(c)	The Investor hereby agrees to waive any Equity Conditions Failure that has occurred prior to the date hereof, including, without limitation, such Investor’s rights or remedies in connection with such Equity Conditions Failure, effective as of December 31, 2024, and as of the date hereof. In addition, the Investors hereby waive any breach or violation of Certificate of Designations resulting from any such Equity Conditions Failure, effective as of December 31, 2024, and as of the date hereof.

(d)	The parties hereto hereby agree that any failure of the Company to maintain unencumbered, unrestricted cash and cash equivalents on hand in amount equal to at least $21,000,000 pursuant to Section 15(p) of the Certificate of Designations is hereby waived effective as of December 31, 2024, and as of the date hereof. In addition, the Investors hereby waive any breach or violation of Certificate of Designations resulting from such failure, effective as of December 31, 2024, and as of the date hereof.

4.	Amendment to the Purchase Agreement. The parties hereto hereby agree that clause (i) of Section 4(k) of the Purchase Agreement is hereby amended and restated as follows:

(i) shares of Common Stock or standard options to purchase Common Stock issued or issuable to directors, officers, employees or other service providers of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such awards) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 2% of the shares of Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered and none of such options are amended to increase the number of shares issuable thereunder or extend the term of such options.

5.	Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.	Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

7.	Terms and Conditions of the Transaction Documents. Except as modified and amended herein, all of the terms and conditions of the Transaction Documents shall remain in full force and effect.

[Signature pages follow immediately.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first above written.

Company:

AYRO, Inc.

By:
Name:	Joshua Silverman
Title:	Executive Chairman

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In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Name of Investor:

By:
Name of signatory:
Title:

[Investor Signature Page to Waiver and Amendment Agreement]

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